Exhibit 4.3

DEPOSIT AGREEMENT

June 11, 2020

ATHENE HOLDING LTD.,

AS ISSUER,

COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.,

AS DEPOSITARY,

COMPUTERSHARE TRUST COMPANY, N.A.

AS REGISTRAR AND TRANSFER AGENT,

and

COMPUTERSHARE INC.

AS DIVIDEND DISBURSING AGENT AND REDEMPTION AGENT

-and-

THE HOLDERS FROM TIME TO TIME OF RECEIPTS ISSUED HEREUNDER

RELATING TO THE ISSUER’S RECEIPTS, DEPOSITARY SHARES AND RELATED

6.375% FIXED-RATE RESET PERPETUAL NON-CUMULATIVE PREFERENCE SHARES, SERIES C

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated June 11, 2020, among ATHENE HOLDING LTD., a Bermuda exempted company limited by shares (the “Company”), COMPUTERSHARE INC., a Delaware corporation (“Computershare”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company (“Trust Company”), jointly as Depositary (as hereinafter defined), the Trust Company as Registrar (as hereinafter defined) and as Transfer Agent (as hereinafter defined), and Computershare as Dividend Disbursing Agent and Redemption Agent (as hereinafter defined), and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

WITNESSETH:

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of the Company’s Series C Preference Shares (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Shares representing a fractional interest in the Series C Preference Shares deposited and for the execution and delivery of Receipts evidencing Depositary Shares;

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

WHEREAS, the terms and conditions of the Series C Preference Shares are substantially set forth in the Certificate of Designations (as hereinafter defined); and

NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

ARTICLE 1

DEFINITIONS

The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:

“Certificate of Designations” shall mean the certificate of designations, adopted by the Board of Directors of the Company or a duly authorized committee thereof, establishing and setting forth the rights, preferences and privileges of the Series C Preference Shares, attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time.

“Company” shall have the meaning set forth in the preamble.

“Computershare” shall have the meaning set forth in the preamble.

“Deposit Agreement” shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

“Depositary” shall mean Computershare and Trust Company, and any successor as Depositary hereunder.

“Depositary Office” shall mean the office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 250 Royall Street, Canton, Massachusetts 02021.

“Depositary Share” shall mean the security representing a 1/1,000th fractional interest in a Series C Preference Share deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such Series C Preference Share and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Series C Preference Shares represented by such Depositary Share (including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designations).

“Depositary’s Agent” shall mean any agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

“Dividend Disbursing Agent” shall mean Computershare or any bank or trust company appointed to receive dividends on the deposited Series C Preference Shares and disburse the same to the holders of Receipts, as herein provided.

“Dividend Payment Date” shall have the meaning set forth in the Certificate of Designations.

“DTC” shall mean The Depository Trust Company.

“DTC Receipt” shall have the meaning set forth in Section 2.01.

“Funds” shall have the meaning set forth in Section 2.03.

“Moody’s” shall have the meaning set forth in Section 2.03.

“NYSE” shall have the meaning set forth in Section 2.01.

“Person” shall mean any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise) of the foregoing.

“Receipt” shall mean a receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.

“record date” shall mean the date fixed pursuant to Section 4.04.

“record holder” or “holder” as applied to a Receipt shall mean the Person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

“Redemption Agent” shall mean Computershare or any bank or trust company appointed to receive redemption proceeds on the deposited Series C Preference Shares and to disburse the same to the holders of the Receipts, as herein provided.

“redemption date” shall have the meaning set forth in Section 2.03.

“redemption price” shall have the meaning set forth in Section 2.03.

“Registrar” shall mean the Trust Company or any bank or trust company appointed to register ownership and transfers of Receipts and the deposited Series C Preference Shares, as herein provided.

“S&P” shall have the meaning set forth in Section 2.03.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series C Preference Shares” shall mean the Company’s validly issued, fully paid and nonassessable 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Shares, Series C (liquidation preference $25,000 per share), $1.00 par value per share.

“Transfer Agent” shall mean the Trust Company or any bank or trust company appointed to transfer the Receipts and the deposited Series C Preference Shares, as herein provided.

“Trust Company” shall have the meaning set forth in the preamble.

ARTICLE 2

FORM OF RECEIPTS, DEPOSIT OF SERIES C PREFERENCE SHARES, EXECUTION AND

DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

SECTION 2.01 Form and Transferability of Receipts. Definitive Receipts shall be printed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, in each case with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon and pursuant to the written order of the Company delivered in compliance with Section 2.02, shall be authorized and instructed to, and shall, execute and deliver temporary Receipts which shall be substantially of the tenor of the definitive Receipts in lieu of which they are issued and in each case with such appropriate insertions, omissions, substitutions and other variations as the Persons executing such Receipts may determine (but which do not affect the rights or duties of the Depositary), as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary Office without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall, execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Series C Preference Shares deposited, as definitive Receipts.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, that if a Registrar for the Receipts (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual or facsimile signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company, or which the Company has determined are required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Depositary Shares may be listed for trading or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case as directed by the Company.

Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed, or accompanied by a properly executed instrument of transfer or endorsement, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distributions of dividends or other distributions or payments with respect to the Series C Preference Shares, to exercise any redemption or voting rights or to receive any notice provided for in this Deposit Agreement and for all other purposes.

Notwithstanding the foregoing, the Depositary and the Company will make application to DTC for acceptance of all of the Receipts for its book-entry settlement system. In connection with such request, the Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares to be traded on the New York Stock Exchange (“NYSE”) or another nationally recognized U.S. securities exchange with book-entry settlement through DTC shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt or (ii) institutions that have accounts with DTC.

If issued, the DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Company at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) DTC notifies the Company at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing or (iii) the Company executes and delivers to DTC a notice to the effect that such DTC Receipt shall be so exchangeable. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, the Depositary is hereby directed to and shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary in writing to execute and deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. The DTC Receipt shall be in such form and shall bear such legend or legends as may be appropriate or required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. Notwithstanding any other provision herein to the contrary, if the Receipts are at any time eligible for book-entry settlement through DTC, delivery of Series C Preference Shares and other property in connection with the withdrawal or redemption of Depositary Shares will be made through DTC and in accordance with its procedures, unless the holder of the relevant Receipt otherwise requests and such request is reasonably acceptable to the Depositary and the Company.

SECTION 2.02 Deposit of Series C Preference Shares; Execution and Delivery of Receipts in Respect Thereof. Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing 24,000 Series C Preference Shares, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Series C Preference Shares registered in such names specified in such written order and (iii) an opinion of counsel to the Company addressed to the Depositary containing opinions, or a letter from counsel to the Company authorizing reliance on such counsel’s opinions delivered to the underwriters named therein, relating to, (A) the existence and good standing of the Company, (B) the due authorization of the Depositary Shares and the status of the Depositary Shares as validly issued, fully paid and non-assessable, and (C) the effectiveness of any registration statement under the Securities Act relating to the Depositary Shares or whether exemption from such registration is applicable. The Depositary acknowledges receipt of the aforementioned 24,000 Series C Preference Shares and related documentation and agrees to hold such deposited Series C Preference Shares in an account to be established by the Depositary at the Depositary Office or at such other office as the Depositary shall determine. The Company hereby appoints the Trust Company as the Registrar and Transfer Agent and Computershare as the Dividend Disbursing Agent and Redemption Agent for the Series C Preference Shares deposited hereunder and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Series C Preference Shares held by it by notation, book-entry or other appropriate method. With respect to the foregoing appointments of Trust Company as Transfer Agent and Registrar and Computershare as Dividend Disbursing Agent and Redemption Agent, Trust Company and Computershare shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision.

If required by the Depositary, Series C Preference Shares presented for deposit by the Company at any time, whether or not the register of shareholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Series C Preference Shares or to receive other property that any Person in whose name the Series C Preference Shares are or has been registered may thereafter receive upon or in respect of such deposited Series C Preference Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

Upon receipt by the Depositary of a certificate or certificates for Series C Preference Shares deposited hereunder, together with the other documents specified above, and upon registering such Series C Preference Shares in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the Person or Persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Series C Preference Shares so deposited and registered in such name or names as may be requested by such Person or Persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary Office, except that, at the request, risk and expense of any Person requesting such delivery, such delivery may be made at such other place as may be designated by such Person. Other than in the case of splits, subdivisions, combinations, consolidations or other reclassifications affecting the

Series C Preference Shares, or in the case of dividends or other distributions of Series C Preference Shares, if any, there shall be deposited hereunder not more than the number of shares constituting the Series C Preference Shares as set forth in the Certificate of Designations, as such may be amended. To the extent that the Company issues Series C Preference Shares in excess of the amount set forth in the Certificate of Designations as of the date hereof (which shares have been duly authorized by the Company), the Company shall notify the Depositary of such issuance in writing.

The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

SECTION 2.03 Optional Redemption of Series C Preference Shares for Cash. Whenever the Company shall elect to redeem deposited Series C Preference Shares for cash in accordance with the provisions of the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 20 nor more than 60 days’ prior written notice of the date fixed for redemption of such Series C Preference Shares (the “redemption date”) and of the number of such Series C Preference Shares held by the Depositary to be redeemed and the applicable redemption price (the “redemption price”), as set forth in the Certificate of Designations. The Depositary shall, by mail (first-class postage prepaid) or through DTC and in accordance with its procedures, deliver notice of the redemption of Series C Preference Shares and the proposed simultaneous redemption of the Depositary Shares representing the Series C Preference Shares to be redeemed, not less than 15 and not more than 60 days prior to the redemption date, to the holders of record on the record date fixed for such redemption pursuant to Section 4.04 of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; provided, however, that the failure to deliver any such notice to one or more such holders or any defect in any such notice shall not affect the sufficiency of the proceedings for redemption except as to the holder to whom notice was not given or defective.

The Company shall prepare and provide the Depositary with such notice, and each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of deposited Series C Preference Shares and Depositary Shares to be redeemed; (iv) if fewer than all Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (v) the place or places where the Series C Preference Shares and the Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price; and (vi) that on the redemption date dividends in respect of the Series C Preference Shares represented by the Depositary Shares to be redeemed will cease to accrue.

In the event that notice of redemption has been made as described in the immediately preceding paragraphs and the Company shall then have paid in full to the Depositary the redemption price (determined pursuant to the Certificate of Designations) of the Series C Preference Shares deposited with the Depositary to be redeemed, the Depositary shall redeem the number of Depositary Shares representing such Series C Preference Shares so called for redemption by the Company and on the redemption date (unless the Company shall have provided written instructions to the Depositary that the redemption is restricted pursuant to applicable laws, as provided in the Certificate of Designation), all dividends in respect of the Series C Preference Shares called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be issued and outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by Computershare at a cash redemption price per Depositary Share equal to 1/1,000th of the redemption price per share paid in respect of the Series C Preference Shares, plus any declared but unpaid dividends thereon from the last Dividend Payment Date to, but excluding, the redemption date, without interest on such unpaid dividends. The foregoing shall be further subject to the terms and conditions of the Certificate of Designations. In the event of any conflict between the provisions of the Deposit Agreement and the provisions of the Certificate of Designations, the provisions of the Certificate of Designations will govern and the Company will instruct the Depositary, as applicable, in writing accordingly of such governing terms; provided, however, that under no circumstances will the Certificate of Designations be deemed to change or modify any of the rights, duties or immunities of the Depositary contained herein.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

If less than all of the Series C Preference Shares are redeemed pursuant to the Company’s exercise of any optional redemption right permitting such a redemption of less than all Series C Preference Shares, the Depositary will select the Depositary Shares to be redeemed pursuant to this Section 2.03 on a pro rata basis, by lot or in such other manner as the Depositary may determine to be fair and equitable and provided that such methodology is consistent with any applicable stock exchange rules.

All funds received by Computershare under this Deposit Agreement that are to be distributed or applied by Computershare in the performance of services under this Deposit Agreement (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to this Deposit Agreement, Computershare may hold or invest the Funds through such accounts as directed by the Company in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by S&P Global Ratings (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively, (iii) money market funds that comply with Rule 2a-7 under the Investment Company Act of 1940, or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall pay such interest, dividends or earnings to the Company.

SECTION 2.04 Registration of Transfers of Receipts. The Company hereby appoints the Trust Company as the Registrar and Transfer Agent for the Receipts and the Trust Company hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative properly endorsed or accompanied by a properly executed instrument of transfer or endorsement and appropriate evidence of authority, which shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Trust Company, together with evidence of the payment by the applicable party of any taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the Person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

SECTION 2.05 Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Depositary Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

SECTION 2.06 Surrender of Receipts and Withdrawal of Series C Preference Shares. Any holder of a Receipt or Receipts may withdraw any number of whole shares of deposited Series C Preference Shares represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts to the Depositary or at such other office as the Depositary may designate for such withdrawals; provided, that a holder of a Receipt or Receipts may not withdraw such Series C Preference Shares (or money and other property, if any, represented thereby) which has previously been called for redemption. Upon such surrender, upon payment of the fee of the Depositary for the surrender of Receipts to the extent provided in Section 5.07 and payment of all taxes and governmental charges in connection with such surrender and withdrawal of Series C Preference Shares, and subject to the terms and conditions of this Deposit Agreement, without unreasonable delay, the Depositary shall deliver to such holder, or to the Person or Persons designated by such holder as hereinafter provided, the number of whole shares of such Series C Preference Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Series C Preference Shares will not thereafter be entitled to deposit such Series C Preference Shares hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of deposited Series C Preference Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Series C Preference Shares and such money and other property, if any, to be withdrawn, deliver to such holder, or upon such holder’s order (subject to Section 2.04), a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Series C Preference Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

If the deposited Series C Preference Shares and the money and other property being withdrawn are to be delivered to a Person or Persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Series C Preference Shares, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such Series C Preference Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

The Depositary shall deliver the deposited Series C Preference Shares and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Depositary Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

SECTION 2.07 Limitations on Execution and Delivery, Transfer, Split-up. As a condition precedent to the execution and delivery, transfer, split-up, subdivision, combination, consolidation surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge and stock transfer or registration fee with respect thereto (including any such tax or charge with respect to the Series C Preference Shares being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature) including, as noted in Section 2.04 above, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Depositary; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange on which the deposited Series C Preference Shares, the Depositary Shares or the Receipts may be included for quotation or listed.

The deposit of Series C Preference Shares may be refused, the delivery of Receipts against Series C Preference Shares may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, subdivision, combination, consolidation, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of shareholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any other provision of this Deposit Agreement.

SECTION 2.08 Lost Receipts, etc. In case any Receipt shall be mutilated and surrendered to the Depositary or destroyed or lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided, that the holder thereof shall have (i) filed with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a protected purchaser, (b) an open penalty surety bond, (c) satisfied any other reasonable requirements imposed by the Depositary (including, without limitation, providing evidence reasonably satisfactory to the Depositary of the loss, theft or destruction of such Receipt), and (d) complied with such other reasonable regulations and paid such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

SECTION 2.09 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized, but not required, to destroy such Receipts so cancelled.

SECTION 2.10 No Pre-Release. The Depositary shall not deliver any deposited Series C Preference Shares evidenced by Receipts prior to the receipt and cancellation of such Receipts or other similar method used with respect to Receipts held by DTC. The Depositary shall not issue any Receipts prior to the receipt by the Depositary of the corresponding Series C Preference Shares evidenced by such Receipts. At no time will any Receipts be outstanding if such Receipts do not represent Series C Preference Shares deposited with the Depositary.

ARTICLE 3

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

SECTION 3.01 Filing Proofs, Certificates and Other Information. Any Person presenting Series C Preference Shares for deposit or any holder of a Receipt may be required from time to time to file with the Depositary such proof of residence, guarantee of signature or other information and to execute such certificates as the Depositary may reasonably deem necessary or proper or the Company may reasonably require by written request to the Depositary. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Series C Preference Shares represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, or such certificates are executed.

SECTION 3.02 Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses and taxes or other governmental charges to the extent provided in Section 3.05 and Section 5.07, or provide evidence satisfactory to the Depositary that such fees and expenses and taxes or other governmental charges have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Series C Preference Shares or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Series C Preference Shares or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

SECTION 3.03 Representations and Warranties as to Series C Preference Shares. In the case of the initial deposit of the Series C Preference Shares hereunder, the Company represents and warrants that such Series C Preference Shares and each certificate therefor are validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Series C Preference Shares and the issuance of Receipts.

SECTION 3.04 Representation and Warranty as to Receipts and Depositary Shares. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/1,000th fractional interest in a deposited Series C Preference Share represented by such Depositary Share. Such representation and warranty shall survive the deposit of the Series C Preference Shares and the issuance of Receipts evidencing the Depositary Shares.

SECTION 3.05 Taxes. The Company will pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Depositary Shares or Series C Preference Shares or other securities issued on account of Depositary Shares or certificates representing such shares or securities. The Company, however, will not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Series C Preference Shares, Depositary Shares or other securities in a name other than that in which the Depositary Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the record holder thereof, and will not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

ARTICLE 4

THE SERIES C PREFERENCE SHARES; NOTICES

SECTION 4.01 Cash Distributions. Whenever Computershare shall receive any cash dividend or other cash distribution on the deposited Series C Preference Shares, including any cash received upon redemption of any Series C Preference Shares pursuant to Section 2.03 or in payment of any additional amounts (as such term is defined in the Certificate of Designations), Computershare shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or Computershare shall be required by law to and shall withhold from any cash dividend or other cash distribution in respect of the Series C Preference Shares represented by the Receipts held by any holder an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. Computershare, however, shall distribute or make available for distribution, as the case may be, only such amount as can be distributed without attributing to any holder of Receipts a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to record holders entitled thereto and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of such Receipts. Each holder of a Receipt shall provide the Depositary with a properly completed Form W-8 (i.e., Form W-8BEN, Form W-8BEN-E, Form W-8EXP, Form W-8IMY, Form W-8ECI or another applicable Form W-8) or Form W-9 (which form shall set forth such holder’s certified taxpayer identification number if requested on such form), as may be applicable. Each holder of a Receipt acknowledges that in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distribution to be made hereunder.

SECTION 4.02 Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the deposited Series C Preference Shares, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount because of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of the property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of securities to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that the distribution of such securities has been registered under the Securities Act or does not need to be registered.

SECTION 4.03 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the Persons in whose names deposited Series C Preference Shares are registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (ii) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so directed by the Company and provided with an opinion of counsel that if the Depositary undertakes such actions it will not be deemed an “issuer” under the Securities Act or an “investment company” under the Investment Company Act of 1940, as amended, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of such rights, preferences or privileges to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that the distribution of such rights, preferences or privileges has been registered under the Securities Act or does not need to be registered.

If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly notify the Depositary of such requirement, that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees that it will promptly notify the Depositary of such requirement and use its commercially reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any section of this Deposit Agreement unless and until it has received such notification.

SECTION 4.04 Notice of Dividends; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Series C Preference Shares, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Series C Preference Shares are entitled to vote or of which holders of such Series C Preference Shares are entitled to notice or (ii) any election on the part of the Company to redeem any such Series C Preference Shares, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Series C Preference Shares) (the “record date”) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

SECTION 4.05 Voting Rights. Upon receipt of notice of any meeting at which the holders of deposited Series C Preference Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, deliver to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series C Preference Shares represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall, insofar as practicable, vote or cause to be voted the amount of Series C Preference Shares represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request, which can be mailed or transmitted by an authorized (including electronic) method. To the extent any such instructions request the voting of a fractional interest of a deposited Series C Preference Share, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each Series C Preference Share is entitled to one vote and, accordingly, each Depositary Share is entitled to 1/1,000th of a vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series C Preference Shares or cause such Series C Preference Shares to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will refrain from voting any Series C Preference Shares represented by the Depositary Shares evidenced by such Receipt.

SECTION 4.06 Changes Affecting Series C Preference Shares and Reclassifications, Recapitalizations, Etc. Upon any change in liquidation preference, par or stated value, split-up, subdivision, combination, consolidation or any other reclassification of the Series C Preference Shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party or sale of all or substantially all of the Company’s assets, the Depositary shall, upon the written instructions of the Company setting forth any of the following adjustments, (i) reflect such adjustments in the Depositary’s books and records in (a) the fraction of an interest in a Series C Preference Share represented by one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a Series C Preference Share, as may be required by or as is consistent with the provisions of the Certificate of Designations to fully reflect the effects of such change in liquidation preference, par or stated value, split-up, combination or other reclassification of Series C Preference Shares, of such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or in respect of the Series C Preference Shares as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or in respect of such Series C Preference Shares. In any such case the Depositary may, upon the receipt of written request of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.

Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in liquidation preference, par or stated value, split-up, subdivision, combination, consolidation or other reclassification of the Series C Preference Shares for any such recapitalization, reorganization, merger, amalgamation or consolidation or sale to the extent that holders of Series C Preference Shares had the right, prior to or as of the applicable effective date, to convert, exchange or surrender the Series C Preference Share represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which such Series C Preference Shares might have been exchanged or surrendered immediately prior to the effective date of such transaction.

SECTION 4.07 Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts at the Depositary Office, and at such other places as it may from time to time deem advisable during normal business hours, any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Series C Preference Shares and made generally available to the holders of the Series C Preference Shares. In addition, the Depositary shall transmit, upon written request by the Company, certain notices and reports to the holders of Receipts as provided in Section 5.05.

SECTION 4.08 Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Registrar shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all Persons in whose names Receipts are registered on the books of the Registrar.

SECTION 4.09 Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax or other governmental charge which the Depositary is obligated by law to withhold, the Depositary may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property.

ARTICLE 5

THE DEPOSITARY AND THE COMPANY

SECTION 5.01 Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar. The Depositary shall maintain at the Depositary Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, subdivision, combination, consolidation and redemption of Receipts and deposit and withdrawal of Series C Preference Shares and at the offices of the Depositary’s Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, subdivision, combination, consolidation and redemption of Receipts and deposit and withdrawal of Series C Preference Shares, all in accordance with the provisions of this Deposit Agreement.

The Registrar shall keep books at the Depositary Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law and in accordance with Section 4.07. The Company may cause the Registrar to close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If the Receipts or the Depositary Shares evidenced thereby or the Series C Preference Shares represented by such Depositary Shares shall be listed on NYSE or any other stock exchange, the Depositary may, with the written approval of the Company, appoint a registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and replaced by a substitute registrar appointed by the Registrar upon the request or with the written approval of the Company. If the Receipts, such Depositary Shares or such Series C Preference Shares are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Series C Preference Shares as may be required by law or applicable stock exchange regulations.

SECTION 5.02 Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company. None of the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, or the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar or Transfer Agent, by reason of any provision, present or future, of the Certificate of Designations or, in the case of the Company, the Depositary, the Depositary’s Agent, the Transfer Agent or the Registrar, by reason of any act of God, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest or other circumstance beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Transfer Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, the Transfer Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

SECTION 5.03 Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company. The Company does not assume any obligation and shall not be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Neither the Depositary nor any Depositary’s Agent nor any Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent assumes any obligation and shall not be subject to any liability under this Deposit Agreement to holders of Receipts, the Company or any other Person other than for its bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything to the contrary contained herein, neither the Depositary, nor any Depositary’s Agent nor any Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent shall be liable for any special, indirect, incidental, consequential, punitive or exemplary damages, including but not limited to, lost profits, even if such Person alleged to be liable has knowledge of the possibility of such damages. Notwithstanding anything contained herein to the contrary, the aggregate liability of the Depositary, any Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Depositary as fees and charges, but not including reimbursable expenses.

None of the Depositary, any Depositary’s Agent, any Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Series C Preference Shares, Depositary Shares or Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

None of the Depositary, any Depositary’s Agent, any Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent or the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information provided by any Person presenting Series C Preference Shares for deposit or any holder of a Receipt. The Depositary, any Depositary’s Agent, any Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

In the event the Depositary, any Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, such party shall be entitled to act on such claims, requests or instructions received from the Company, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.06 in connection with any action so taken.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Series C Preference Shares or for the manner or effect of any such vote made, as long as any such action or non-action does not result from bad faith, gross negligence or willful misconduct of the Depositary (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Depositary undertakes, and any Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent.

The Depositary, its parent, affiliate, or subsidiaries, any Depositary’s Agent, and any Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, the Depositary’s Agent, the Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent hereunder. The Depositary, any Depositary’s Agent, the Transfer Agent, the Registrar, Redemption Agent or Dividend Disbursing Agent may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

It is intended that neither the Depositary nor any Depositary’s Agent shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary’s Agent are acting only in a ministerial capacity as Depositary for the deposited Series C Preference Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

Neither the Depositary (or its officers, directors, employees, agents or affiliates) nor any Depositary’s Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Series C Preference Shares, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

The Depositary, along with its affiliates, shall maintain combined capital and surplus of at least $50,000,000, and so shall any successor depositary hereunder.

The Company agrees that it will register the deposited Series C Preference Shares and the Depositary Shares in accordance with the applicable securities laws.

In the event the Depositary, the Depositary’s Agent or any Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent believes any ambiguity or uncertainty exists in any notice, instruction, direction, request or other communication, paper or document received by it pursuant to this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent shall promptly notify the Company of the details of such alleged ambiguity or uncertainty, and may, in its sole discretion, refrain from taking any action, and the Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent shall be fully protected and shall incur no liability to any Person from refraining from taking such action, absent bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), unless and until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (ii) the Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent receives written instructions with respect to such matter signed by the Company that eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent.

Whenever in the performance of its duties under this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by any one of the Chief Executive Officer, President, Chief Financial Officer or Secretary of the Company or their designees and delivered to the Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent; and such certificate shall be full and complete authorization and protection to the Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent and the Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such certificate. The Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Deposit Agreement or in the Receipts (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

The Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, Series C Preference Shares or Depositary Shares.

Notwithstanding anything herein to the contrary, no amendment to the Certificate of Designations shall affect the rights, duties, obligations or immunities of the Depositary, Transfer Agent, the Depositary’s Agent, Registrar, Redemption Agent or Dividend Disbursing Agent hereunder.

The Depositary, Depositary’s Agent, any Transfer Agent, any Registrar, Redemption Agent or Dividend Disbursing Agent hereunder:

(i) shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii) shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii) shall not be obligated to take any legal or other action hereunder; if, however, such party determines to take any legal or other action hereunder, and, where the taking of such action might in such party’s judgment subject or expose it to any expense or liability, such party shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

(iv) may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, email transmission or other document or security delivered to such party and believed by such party to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(v) may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to such party’s actions as Depositary, Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent as applicable, covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Company;

(vi) may consult counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by such party hereunder in accordance with the advice of such counsel;

(vii) shall not be called upon at any time to advise any Person with respect to the Depositary Shares or Receipts;

(viii) shall not be liable or responsible for any recital or statement contained in any documents relating hereto or the Depositary Shares or Receipts; and

(ix) shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.

The obligations of the Company and the rights of the Depositary, the Depositary’s Agent, Transfer Agent, Registrar, Redemption Agent or Dividend Disbursing Agent set forth in this Section 5.03 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent, Depositary’s Agent, Redemption Agent or Dividend Disbursing Agent or termination of this Deposit Agreement.

SECTION 5.04 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, or through DTC and in accordance with its procedures, to the holders of Receipts.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be an entity having its principal office in the United States of America and having a combined capital and surplus (together with its affiliates) of at least $50,000,000. If a successor depositary shall not have been appointed and have accepted appointment in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Series C Preference Shares and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts.

Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or any corporation or other entity to which all or a substantial part of the assets of the Depositary may be transferred, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

The provisions of this Section 5.04 as they apply to the Depositary apply to each Depositary’s Agent, Registrar, Transfer Agent, Redemption Agent or Dividend Disbursing Agent as if specifically enumerated herein.

SECTION 5.05 Notices, Reports and Documents. To the extent that the Company delivers to the Depositary notices and reports generally made available by the Company to holders of the Series C Preference Shares and not otherwise made publicly available, the Depositary will promptly after receipt of such notice, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary’s books, copies of such notices and reports so delivered by the Company. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.

SECTION 5.06 Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar against, and hold each of them harmless from, any loss, liability, damage, cost or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts (a) by the Depositary, any Transfer Agent or Registrar or any of their respective agents (including any Depositary’s Agent), except for any liability arising out of bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the respective parts of any such Person or Persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or Series C Preference Shares pursuant to the provisions hereof. The obligations of the Company and the rights of the Depositary set forth in this Section 5.06 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement. In no event shall the Depositary have any right of set off or counterclaim against the Depositary Shares or the Series C Preference Shares.

SECTION 5.07 Fees, Charges and Expenses. No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any Person, except as provided in this Section 5.07. The Company shall pay all transfer and other taxes, assessments and governmental charges arising solely from the existence of the depositary arrangements. The Company shall also pay all fees and expenses (including reasonable counsel fees and expenses) of the Depositary in connection with the initial deposit of the Series C Preference Shares and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Series C

Preference Shares at the option of the Company and all withdrawals of the Series C Preference Shares by holders of Receipts. All other fees and expenses of the Depositary and any Depositary’s Agent hereunder and of any Registrar or Transfer Agent (including, in each case, reasonable fees and expenses of counsel) incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid by the Company as previously agreed between the Depositary and the Company. The Depositary (and if applicable, the Transfer Agent and Registrar) shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

SECTION 5.08 Tax Compliance.

(a) The Depositary, on its own behalf and on behalf of the Company will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(b) The Depositary shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Deposit Agreement rely on any such direction in accordance with the provisions of Section 5.3 hereof. The Depositary shall have no duties, responsibilities or obligations to take any action under this paragraph without clear and precise instructions from the Company.

(c) The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Company or to its authorized representatives.

ARTICLE 6

AMENDMENT AND TERMINATION

SECTION 6.01 Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of holders of Receipts in any respect that the Company and the Depositary may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent that are payable by the Company) that (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Series C Preference Shares pursuant to the Certificate of Designations shall be effective unless such amendment shall have been approved by the holders of Receipts representing at least the amount of Receipts then outstanding necessary to approve any amendment that would alter or abrogate the special rights of the Series C Preference Shares. In no event shall any amendment impair the right, subject to the provisions of Sections 2.06 and 2.07 and Article 3, of any holder of any Receipts evidencing such Depositary Shares to surrender any Receipt with instructions to the Depositary to deliver to the holder the deposited Series C Preference Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. As a condition precedent to the Depositary’s execution of any amendment, the Company shall deliver to the Depositary a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 6.01.

SECTION 6.02 Termination. This Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Depositary if the holders of Receipts evidencing a majority of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Series C Preference Shares as are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed in accordance with the provisions hereof or (ii) there shall have been made a final distribution in respect of the deposited Series C Preference Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar under Sections 5.03, 5.06 and 5.07.

ARTICLE 7

MISCELLANEOUS

SECTION 7.01 Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile, PDF or other secure electronic means shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

SECTION 7.02 Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

SECTION 7.03 Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such provision affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately.

SECTION 7.04 Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or e-mail, addressed to the Company at:

Athene Holding Ltd.

Chesney House

96 Pitts Bay Road

Pembroke HM 08

Bermuda

Attention: Natasha Scotland Courcy, Senior Vice President, Legal

E-mail: NCourcy@Athene.bm

Telephone: (441) 279-8413

or at any other address of which the Company shall have notified the Depositary in writing.

Any notices to be given to the Depositary, Transfer Agent or Registrar hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or e-mail (confirmed by letter), addressed to the Depositary at:

Computershare Trust Company, N.A.

Computershare Inc.

250 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

with a copy to:

Computershare Inc.

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attention: General Counsel

Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures or personally delivered or sent by mail, recognized next-day courier service or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary; provided, that any record holder may direct the Depositary to deliver notices to such record holder at an alternate address or in a specific manner that is reasonably requested by such record holder in a written request timely filed with the Depositary and that is reasonably acceptable to the Depositary.

Delivery of a notice sent by mail shall be deemed to be effected at the time when a duly addressed letter containing the same is deposited, postage prepaid, in a post office letter box, or in the case of a next-day courier service, when deposited with such courier, courier fees prepaid.

Notwithstanding anything to the contrary in this Deposit Agreement, if Depositary Shares are held in book-entry form through DTC, any notices to holders of Receipts may be given to such holders in any manner permitted by DTC.

SECTION 7.05 Depositary’s Agents. The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will notify the Company of any such action.

SECTION 7.06 Holders of Receipts Are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof to the same extent as though such Person executed this Deposit Agreement.

SECTION 7.07 Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State, without regard to conflicts of laws principles that would result in the application of the law of any state other than the State of New York.

SECTION 7.08 Inspection of Deposit Agreement and Certificate of Designations. Copies of this Deposit Agreement and the Certificate of Designations shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary Office by any holder of any Receipt.

SECTION 7.09 Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

SECTION 7.10 Confidentiality. The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, including the fees for services contemplated hereunder, shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or legal process. However, each party may disclose relevant aspects of the other party’s confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Deposit Agreement and such disclosure is not prohibited by applicable law.

SECTION 7.11 Further Assurances. From time-to-time and after the date hereof, the Company agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Athene Holding Ltd. and Computershare Trust Company, N.A. and Computershare Inc. have duly executed this Deposit Agreement as of the day and year first set forth above and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

ATHENE HOLDING LTD.

By:	/s/ Martin P. Klein
Name: Martin P. Klein
Title: Executive Vice President and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC., as Depositary,

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar and Transfer Agent, and COMPUTERSHARE INC., as Dividend Disbursing Agent and Redemption Agent

By:	/s/ Rachel Fisher
Name: Rachel Fisher
Title: Senior Contract Negotiation Consultant

Exhibit A

FORM OF RECEIPT

UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO ATHENE HOLDING LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number: [    ]

Number of Depositary Shares: [    ]

CUSIP / ISIN NO.: 04686J 309 / US04686J3095

ATHENE HOLDING LTD.

RECEIPT FOR DEPOSITARY SHARES

Each Representing a 1/1,000th Interest in a Share of

6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Shares, Series C

(par value $1.00 per share)

(liquidation preference $25,000 per share)

Computershare Inc. (“Computershare”), a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company (“Trust Company”), jointly as Depositary (the “Depositary”), hereby certify that CEDE & CO. is the registered owner of [    ] depositary shares ($ [    ] aggregate liquidation preference) (“Depositary Shares”), each Depositary Share representing a 1/1,000th interest in a share of 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Shares, Series C, $1.00 par value per share and liquidation preference of $25,000 per share of Athene Holding Ltd., a Bermuda exempted company limited by shares (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated June 11, 2020 (the “Deposit Agreement”), among the Company and Computershare and Trust Company, as Depositary, the Trust Company, as Registrar and Transfer Agent, and Computershare as Dividend

Disbursing Agent and Redemption Agent (each term as defined in the Deposit Agreement), and the holders from time to time of Receipts (as defined in the Deposit Agreement) for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

Computershare Inc. and Computershare Trust Company, N.A., Jointly as Depositary

By:
Authorized Officer

Computershare Trust Company, N.A., as Registrar

By:
Authorized Officer

[FORM OF REVERSE OF RECEIPT]

The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - __________ Custodian __________
	(Cust)	(Minor)

under Uniform Gifts to Minors Act ______________
(State)

UNIF TRF MIN ACT - __________ Custodian ___________ (until age______)			(Cust) _____
under Uniform Transfers to Minors Act(Minor) _______________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received,                                          hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE, AS APPLICABLE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_________________________	Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint

_________________________	Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated _________________	NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Exhibit B

Certificate of Designations

CERTIFICATE OF DESIGNATIONS

OF

6.375% FIXED-RATE RESET

PERPETUAL NON-CUMULATIVE PREFERENCE SHARES, SERIES C

OF

ATHENE HOLDING LTD.

Athene Holding Ltd., a Bermuda exempted company limited by shares (the “Company”), HEREBY CERTIFIES that, pursuant to the authority contained in its Thirteenth Amended and Restated Bye-Laws (as amended and restated from time to time, the “Bye-Laws”) and to resolutions of the board of directors of the Company (the “Board of Directors”) adopted on May 28, 2020, the creation of the series of 6.375% Fixed Rate Reset Perpetual Non-Cumulative Preference Shares, Series C, US$1.00 par value per share, US$25,000 liquidation preference per share (the “Series C Preference Shares”), was authorized and the designation, preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Series C Preference Shares, in addition to those set forth in the Memorandum of Association and the Bye-Laws of the Company, were fixed as follows:

SECTION 1. DESIGNATION. The distinctive serial designation of the Series C Preference Shares is “6.375% Fixed Rate Reset Perpetual Non-Cumulative Preference Shares, Series C.” Each Series C Preference Share shall be identical in all respects to every other Series C Preference Share, except as to issue price, the date of issuance and the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) herein.

SECTION 2. NUMBER OF SHARES. The authorized number of Series C Preference Shares shall initially be 24,000. The Company may from time to time elect to issue additional Series C Preference Shares, and all the additional shares so issued shall be a part of, and form a single series with, the Series C Preference Shares initially authorized hereby. Series C Preference Shares that are redeemed, purchased or otherwise acquired by the Company shall have the status of authorized but unissued shares of the Company, without designation as to class or series.

SECTION 3. DEFINITIONS. As used herein with respect to Series C Preference Shares:

(a) “additional amounts” has the meaning specified in Section 5(a).

(b) “Bermuda Business Day” means any day other than a day on which commercial banks in Bermuda are authorized or obligated by law, executive order or regulation to close.

(c) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

(d) “Calculation Agent” means the calculation agent appointed by the Company prior to September 30, 2025, which may be a person or entity affiliated with the Company.

(e) “Capital Adequacy Regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to the Company from time to time on an individual or group basis pursuant to the laws of any applicable jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then applicable capital adequacy regulations).

(f) “Capital Disqualification Event” means that the Series C Preference Shares do not qualify, as Tier 1 capital (or a substantially similar concept) for purposes of the capital adequacy rules or regulatory standards of any Capital Regulator to which the Company is or will be subject; provided that the proposal or adoption of any criterion that is substantially the same as the corresponding criterion in the capital adequacy rules of the Board of Governors of the Federal Reserve System applicable to bank holding companies as of the initial issuance of the Series C Preference Shares will not constitute a capital disqualification event.

(g) “Capital Regulator” means any governmental agency, instrumentality or standard-setting organization as may then have group-wide oversight of the Company’s regulatory capital.

(h) “Certificate of Designations” means this Certificate of Designations relating to the Series C Preference Shares, as may be amended from time to time.

(i) “Change in Tax Law” has the meaning specified in Section 7(d).

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Common Shares” means the Class A common shares, par value US$0.001 per share of the Company.

(l) “Companies Act” means the Companies Act 1981 of Bermuda, as amended.

(m) “Dividend Payment Date” has the meaning specified in Section 4(a).

(n) “Dividend Period” has the meaning specified in Section 4(a).

(o) “Dividend Rate” means (i) from the Issue Date, to but excluding the First Reset Date, an amount equal to 6.375% of the Liquidation Preference per annum and (ii) from and including the First Reset Date, during each Reset Period, an amount equal to the Five-Year Treasury Rate as of the most recent Reset Dividend Determination Date plus 5.97% of the Liquidation Preference per annum.

(p) “Dividend Record Date” has the meaning specified in Section 4(a).

(q) “DTC” means The Depository Trust Company, together with its successors and assigns.

(r) “First Reset Date” means September 30, 2025.

(s) “Five -Year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable:

(i) An interest rate (expressed as a decimal) determined to be the per annum rate equal to the average of the yields to maturity for the five business days immediately prior to such Reset Dividend Determination Date for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or

(ii) If there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the average of the yields to maturity for the five business days immediately prior to such Reset Dividend Determination Date for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination Date, in each case as published in the most recent H.15 under the caption “Treasury constant maturities.” The Five-year U.S. Treasury Rate will be determined by the calculation agent on the applicable Reset Dividend Determination Date. If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior Reset Dividend Determination Date.

(t) “Issue Date” means June 11, 2020, the original date of issuance of the Series C Preference Shares.

(u) “Junior Shares” means any class or series of shares of the Company that ranks junior to the Series C Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company.

(v) “Liquidation Preference” has the meaning specified in Section 6(b).

(w) “Memorandum of Association” means the memorandum of association of the Company, as it may be amended from time to time.

(x) “Nonpayment Event” has the meaning specified in Section 9(b).

(y) “Par Call Period” means the period from and including June 30 of each year in which there is a Reset Date (which is three months prior to the Reset Date in such year) to and including such Reset Date.

(z) “Parity Shares” means any class or series of shares of the Company that ranks equally with the Series C Preference Shares as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of the Company. As of the Issue Date, the Series A Preference Shares and the Series B Preference Shares are the only Parity Shares of the Company outstanding.

(aa) “Preference Shares” means any and all series of preference shares of the Company, including the Series A Preference Shares, the Series B Preference Shares and the Series C Preference Shares.

(bb) “Preference Shares Directors” has the meaning specified in Section 9(b).

(cc) “Rating Agency” means a nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the U.S. Securities Exchange Act of 1934, as amended, that publishes a rating for the Company.

(dd) “Rating Agency Event” has the meaning specified in Section 7(e).

(ee) “Redemption Date” means any date fixed for redemption in accordance with Section 7.

(ff) “Relevant Date” has the meaning specified in Section 5(b)(i).

(gg) “Relevant Taxing Jurisdiction” has the meaning specified in Section 7(d).

(hh) “Reset Date” means September 30, 2025 and each date falling on the fifth anniversary of the preceding Reset Date, which in each case, will not be adjusted for Business Days.

(ii) “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period, subject to any adjustments made by the Calculation Agent as provided for herein.

(jj) “Reset Period” means the period from, and including, September 30, 2025 to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.

(kk) “Senior Shares” means any class or series of shares of the Company that ranks senior to the Series C Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company. As of the Issue Date, there are no Senior Shares of the Company outstanding.

(ll) “Series A Preference Shares” means the Company’s 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series A, US$1.00 par value per share, US$25,000 liquidation preference per share.

(mm) “Series B Preference Shares” means the Company’s 5.625% Fixed Rate Perpetual Non-Cumulative Preference Shares, Series B, US$1.00 par value per share, US$25,000 liquidation preference per share.

(nn) “Series C Preference Shares” has the meaning specified in the preamble.

(oo) “Successor Company” means an entity formed by a consolidation, merger, amalgamation or other similar transaction involving the Company or the entity to which the Company conveys, transfers or leases substantially all its properties and assets.

(pp) “Tax Event” has the meaning specified in Section 7(d).

(qq) “Voting Preference Shares” means any other class or series of Preference Shares ranking equally with the Series C Preference Shares with respect to dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company and upon which like voting rights have been conferred and are exercisable. As of the Issue Date, the Series A Preference Shares and the Series B Preference Shares are the only other Voting Preference Shares of the Company outstanding.

SECTION 4. DIVIDENDS.

(a) RATE AND PAYMENT OF DIVIDENDS. The holders of Series C Preference Shares will be entitled to receive, only when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of lawfully available funds for the payment of dividends, non-cumulative cash dividends from, and including, the Issue Date, quarterly in arrears, on the 30th day of March, June, September and December of each year (each, a “Dividend Payment Date”), commencing on September 30th, 2020; provided that, if any Dividend Payment Date falls on a day that is not a Business Day and also a Bermuda Business Day, such dividend shall instead be payable on (and no additional dividends shall accrue on the amount so payable from such date to) the first Business Day that is also a Bermuda Business Day following such Dividend Payment Date. In the event that the Company elects to issue additional Series C Preference Shares after the Issue Date of the Series C Preference Shares in accordance with Section 2, dividends on such additional Series C Preference Shares shall commence on and include the Issue Date or from any other date as the Company shall specify at the time such additional Series C Preference Shares are issued.

To the extent declared, dividends shall be payable, with respect to each Dividend Period, in an amount per Series C Preference Share equal to the Dividend Rate. Dividends payable on the Series C Preference Shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months with respect to a full Dividend Period, and on the basis of the actual number of days elapsed during such Dividend Period with respect to a Dividend Period other than a full Dividend Period.

Dividends, if so declared, that are payable on Series C Preference Shares on any Dividend Payment Date shall be payable to holders of record of Series C Preference Shares as they appear on the books on the register of members of the Company at 5:00 p.m. (New York City time) on the applicable record date, which shall be the 15th calendar day before that Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day that is also a Bermuda Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Issue Date, provided that, for any Series C Preference Shares issued after the Issue Date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose at the time such additional shares are issued) and shall end on and include the calendar day preceding the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears (i.e., on the first Dividend Payment Date after such Dividend Period).

Dividends on the Series C Preference Shares shall be non-cumulative.

Accordingly, if the Board of Directors or a duly authorized committee of the Board of Directors does not authorize and declare a dividend on the Series C Preference Shares for any Dividend Period on or before the Dividend Payment Date for such Dividend Period, in full or otherwise, then such undeclared dividends shall not accumulate and shall not accrue and shall not be payable, and the Company shall have no obligation to pay such undeclared dividends for the applicable Dividend Period on the related Dividend Payment Date or at any future time or to pay interest with respect to such dividends, whether or not dividends are declared for any future Dividend Period on Series C Preference Shares.

Holders of Series C Preference Shares shall not be entitled to any dividends or other distributions, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series C Preference Shares as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

Dividends on the Series C Preference Shares will not be declared, paid or set aside for payment if the Company fails to comply, or if such act would cause the Company to fail to comply, with applicable laws, rules and regulations (including any applicable capital adequacy guidelines established by the Capital Regulator).

(b) PRIORITY OF DIVIDENDS. So long as any Series C Preference Shares remain outstanding, unless the full dividend for the last completed Dividend Period on all outstanding Series C Preference Shares and all outstanding Parity Shares has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), (i) no dividend shall be declared or paid on the Common Shares or any other Junior Shares or any Parity Shares (except in the case of the Parity Shares, on a pro rata basis with the Series C Preference Shares as described below), other than a dividend payable solely in Common Shares or other Junior Shares or (solely in the case of Parity Shares) other Parity Shares, as applicable, and (ii) no Common Shares or other Junior Shares or Parity Shares shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than (A) as a result of a reclassification of Junior Shares for or into other Junior Shares, or a reclassification of Parity Shares for or into other Parity Shares, or the exchange or conversion of one Junior Share for or into another Junior Share or the exchange or conversion of one Parity Share for or into another Parity Share, (B) through the use of the proceeds of a substantially contemporaneous sale of Junior Shares or (solely in the case of Parity Shares) other Parity Shares, as applicable and (C) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants).

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) on the Series C Preference Shares and any Parity Shares, all dividends declared by the Board of Directors or a duly authorized committee thereof on the Series C Preference Shares and all such Parity Shares and payable on such Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared by the Board of Directors or such committee thereof pro rata in accordance with the respective aggregate liquidation preferences of the Series C Preference Shares and any Parity Shares so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Series C Preference Share and all Parity Shares payable on such Dividend Payment Date (or, in the case of Parity Shares having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

(c) RESTRICTIONS ON PAYMENT OF DIVIDENDS. Pursuant to and subject to the Companies Act, the Company may not lawfully declare or pay a dividend if the Company has reasonable grounds for believing that the Company is, or would after payment of the dividend be, unable to pay its liabilities as they become due, or that the realizable value of the Company’s assets would, after payment of the dividend, be less than the aggregate value of the Company’s liabilities.

SECTION 5. PAYMENT OF ADDITIONAL AMOUNTS.

(a) The Company shall make all payments on the Series C Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Taxing Jurisdiction, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any Relevant Taxing Jurisdiction). If a withholding or deduction at source is required, the Company shall, subject to certain limitations and exceptions described below, pay to the holders of the Series C Preference Shares such additional amounts (the “additional amounts”) as dividends as may be necessary so that every net payment, after such withholding or deduction (including any such withholding or deduction from such additional amounts), shall be equal to the amounts the Company would otherwise have been required to pay had no such withholding or deduction been required.

(b) The Company shall not be required to pay any additional amounts for or on account of:

(i) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the Relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Series C Preference Shares or any Series C Preference Shares presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the Series C Preference Shares;

(ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any dividends on the Series C Preference Shares;

(iii) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series C Preference Shares to comply with any reasonable request by the Company addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(iv) any tax, fee, duty, assessment or governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any Treasury regulations or other administrative guidance thereunder); or

(v) any combination of items (i), (ii), (iii) and (iv).

(c) In addition, the Company shall not pay additional amounts with respect to any payment on any such Series C Preference Shares to any holder that is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Series C Preference Shares if such payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series C Preference Shares.

SECTION 6. LIQUIDATION RIGHTS.

(a) VOLUNTARY OR INVOLUNTARY LIQUIDATION. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, holders of the Series C Preference Shares shall be entitled to receive, out of the assets of the Company available for distribution to shareholders of the Company, after satisfaction of all liabilities and obligations to creditors and Senior Shares of the Company, if any, but before any distribution of such assets is made to the holders of Common Shares and any other Junior Shares, a liquidating distribution in the amount equal to US$25,000 per Series C Preference Share, plus declared and unpaid dividends, if any, to the date fixed for distribution.

(b) PARTIAL PAYMENT. After payment of the full amount of any distribution described in 6(a) above to which holders are entitled, holders of the Series C Preference Shares will have no right or claim to any of the Company’s remaining assets. If in any distribution described in Section 6(a) above, the assets of the Company are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series C Preference Shares and all holders of any Parity Shares, the amounts payable to the holders of Series C Preference Shares and to the holders of all such other Parity Shares shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series C Preference Shares and the holders of all such other Parity Shares, but only to the extent the Company has assets available after satisfaction of all liabilities to creditors and holder of Senior Shares. In any such distribution, the “Liquidation Preference” of any holder of Series C Preference Shares or Parity Shares of the Company shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Company available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends, whether or not declared, in the case of any holder of shares on which dividends accrue on a cumulative basis).

(c) RESIDUAL DISTRIBUTIONS. If the Liquidation Preference has been paid in full to all holders of Series C Preference Shares and any holders of Parity Shares, the holders of Junior Shares of the Company shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

(d) STRUCTURAL SUBORDINATION. The Series C Preference Shares shall be structurally subordinated in right of payment to all obligations of the Company’s subsidiaries including all existing and future policyholders’ obligations of such subsidiaries.

(e) MERGER, CONSOLIDATION AND SALE OF ASSETS NOT LIQUIDATION. For purposes of this Section 6, the consolidation, amalgamation, merger, arrangement, reincorporation, de-registration, reconstruction, reorganization or other similar transaction involving the Company or the sale or transfer of all or substantially all of the shares or the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding-up.

SECTION 7. OPTIONAL REDEMPTION.

(a) The Series C Preference Shares may not be redeemed by the Company except as set forth in Sections 7(b), (c), (d), (e) and (f) herein.

(b) REDEMPTION DURING A PAR CALL PERIOD. The Company may redeem the Series C Preference Shares, in whole or in part, from time to time, during any Par Call Period, at a redemption price equal to $25,000 per Series C Preference Share (equivalent to $25.00 per depositary share), plus the amount of declared and unpaid dividends, if any, without interest on such unpaid dividends. In the event the applicable reset date that is the redemption date is not a Business Day, the redemption price will be paid on the next Business Day without any adjustment to the amount of the redemption price paid.

(c) VOTING EVENT. The Company may redeem the Series C Preference Shares in whole, but not in part, at any time outside of a Par Call Period upon notice given as provided in Section 7(h) herein, if at any time the Company notifies the holders of Common Shares of a proposal for an amalgamation or any proposal for any other matter that requires, as a result of any changes in Bermuda law after the Issue Date, an affirmative vote of the holders of the Series C Preference Shares at the time outstanding, whether voting as a separate series or together with any other series of Preferred Shares as a single class, at a redemption price of $26,000 per Series C Preference Share, plus declared and unpaid dividends, if any, to, but excluding, the Redemption Date, without accumulation of any undeclared dividend, and without interest.

(d) CAPITAL DISQUALIFICATION EVENT. The Company may redeem, in whole, but not in part, all of the Series C Preference Shares, upon notice given as provided in Section 7(h) herein, at a redemption price equal to US$25,000 per Series C Preference Share, plus all declared and unpaid dividends, if any, to, but excluding, the Redemption Date, without interest on such unpaid dividends, at any time within 90 days following the occurrence of the date on which the Company has reasonably determined that, as a result of (i) any amendment to, or change in, those laws or regulations of the jurisdiction of the Company’s Capital Regulator that is enacted or becomes effective after the initial issuance of the Series C Preference Shares, (ii) any proposed amendment to, or change in, those laws or regulations that are announced or becomes effective after the initial issuance of the Series C Preference Shares or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that are announced after the initial issuance of the Series C Preference Shares, a Capital Disqualification Event has occurred.

(e) CHANGE IN TAX LAW. The Company may redeem, in whole, but not in part, all of the Series C Preference Shares, upon notice given as provided in Section 7(h) herein, at a redemption price equal to US$25,000 per Series C Preference Share, plus declared and unpaid dividends, if any, to, but excluding, the Redemption Date, without interest on such unpaid dividends, if as a result of a Change in Tax Law there is, in the Company’s reasonable determination, a substantial probability that the Company or any Successor Company would become obligated to pay additional amounts on the next succeeding Dividend Payment Date with respect to the Series C Preference Shares and the payment of those additional amounts could not be avoided by the use of any reasonable measures available to the Company or any Successor Company (a “Tax Event”). As used herein, “Change in Tax Law” means (i) a change in or amendment to laws, regulations or rulings of any Relevant Taxing Jurisdiction, (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any Relevant Taxing Jurisdiction is party or (iv) a decision rendered by a court of competent jurisdiction in any Relevant Taxing Jurisdiction, whether or not such decision was rendered with respect to the Company, in each case described in clauses (i)—(iv) above, occurring after June 4, 2020; provided that in the case of a Relevant Taxing Jurisdiction other than Bermuda in which a Successor Company is organized, such Change in Tax Law must occur after the date on which the Company consolidates, merges or amalgamates (or engages in a similar transaction) with the Successor Company, or conveys, transfers or leases substantially all of its properties and assets to the Successor Company, as applicable. As used herein, “Relevant Taxing Jurisdiction” means (A) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (B) any jurisdiction from or through which the Company or its dividend disbursing agent is making payments on the Series C Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (C) any other jurisdiction in which the Company or any Successor Company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax. Prior to any redemption upon a Tax Event, the Company shall file with its corporate records and deliver to the transfer agent for the Series C Preference Shares a certificate signed by one of the Company’s officers confirming that a Tax Event has occurred and is continuing (as reasonably determined by the Company). The Company shall include a copy of this certificate with any notice of such redemption.

(f) RATING AGENCY EVENT. The Company may redeem, in whole, but not in part, all of the Series C Preference Shares, upon notice given as provided in Section 7(h) herein, at a redemption price equal to US$25,500 per Series C Preference Share, plus declared and unpaid dividends, if any, to, but excluding, the Redemption Date, without interest on such unpaid dividends, within 90 days after a Rating Agency amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preference Shares, which amendment, clarification or change results in a Rating Agency Event. As used herein, a “Rating Agency Event” occurs if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the U.S. Securities Exchange Act of 1934, as amended, that then publishes a rating for the Company amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preference Shares, which amendment, clarification, or change results in:

(i) the shortening of the length of time the Series C Preference Shares are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series C Preference Shares; or

(ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series C Preference Shares by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series C Preference Shares.

(g) NO SINKING FUND. The Series C Preference Shares shall not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series C Preference Shares shall have no right to require redemption, repurchase or retirement of any Series C Preference Shares.

(h) PROCEDURES FOR REDEMPTION. The redemption price for any Series C Preference Shares shall be payable on the Redemption Date to the holders of such shares against book-entry transfer or surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the Redemption Date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 herein. Prior to delivering any notice of redemption as provided below, the Company shall file with its corporate records a certificate signed by one of the Company’s officers affirming the Company’s compliance with the redemption provisions under the Companies Act relating to the Series C Preference Shares, and stating that there are reasonable grounds for believing that the Company is, and after the redemption will be, able to pay its liabilities as they become due and that the redemption will not cause the Company to breach any provision of applicable Bermuda law or regulation. The Company shall mail a copy of this certificate with the notice of any redemption.

(i) NOTICE OF REDEMPTION. Notice of every redemption of Series C Preference Shares shall be given by first class mail, postage prepaid, addressed to the holders of record of the Series C Preference Shares to be redeemed at their respective last addresses appearing on the share register of the Company. Such mailing shall be at least 15 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Series C Preference Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series C Preference Shares. Notwithstanding the foregoing, if the Series C Preference Shares or any depositary shares representing interests in the Series C Preference Shares are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series C Preference Shares at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (i) the Redemption Date; (ii) the number of Series C Preference Shares to be redeemed and, if less than all the Series C Preference Shares held by such holder are to be redeemed, the number of such Series C Preference Shares to be redeemed from such holder; (iii) the redemption price; and (iv) that the Series C Preference Shares should be delivered via book-entry transfer or the place or places where certificates, if any, for such Series C Preference Shares are to be surrendered for payment of the redemption price.

(j) PARTIAL REDEMPTION. In case of any redemption of only part of the Series C Preference Shares at the time outstanding, the Series C Preference Shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Company shall have full power and authority to prescribe the terms and conditions upon which Series C Preference Shares shall be redeemed from time to time.

(k) If the Series C Preference Shares are treated as Tier 1 capital (or a substantially similar concept) under the capital guidelines of a Capital Regulator, any redemption of the Series C Preference Shares may be subject to the Company’s receipt of any required prior approval from the Capital Regulator and to the satisfaction of any conditions to the Company’s redemption of the Series C Preference Shares set forth in those capital guidelines or any other applicable regulations of the Capital Regulator.

(l) EFFECTIVENESS OF REDEMPTION. If notice of redemption of any Series C Preference Shares has been duly given and if on or before the Redemption Date specified in the notice all funds necessary for such redemption have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series C Preference Shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that Series C Preference Shares so called for redemption have not been surrendered for cancellation or transferred via book-entry, on and after the Redemption Date, no further dividends shall be declared on all Series C Preference Shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such Series C Preference shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest.

(m) RESTRICTIONS ON REDEMPTION. Under Bermuda law, the Company may not lawfully redeem Preference Shares (including the Series C Preference Shares) at any time if the Company has reasonable grounds for believing that the Company is or would after the redemption be unable to pay its liabilities as they become due. Preference Shares (including the Series C Preference Shares) may not be redeemed except out of the capital paid up thereon, out of funds of the Company that would otherwise be available for dividends or distributions or out of the proceeds of a new issue of shares made for the purpose of the redemption or purchase. The premium, if any, payable on redemption or purchase must be provided for out of funds of the Company that would otherwise be available for dividend or distribution or out of the Company’s share premium account before the Preference Shares are redeemed or purchased. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of the Company’s assets would thereby be less than the aggregate of the Company’s liabilities, issued share capital and share premium accounts.

SECTION 8. SUBSTITUTION OR VARIATION

(a) At any time following a Tax Event or at any time following a Capital Disqualification Event, the Company may, without the consent of any holders of the Series C Preference Shares, vary the terms of the Series C Preference Shares such that they remain securities, or exchange the Series C Preference Shares with new securities, which (i) in the case of a Tax Event, would eliminate the substantial probability that the Company or any Successor Company would be required to pay any additional amounts with respect to the Series C Preference Shares as a result of a Change in Tax Law or (ii) in the case of a Capital Disqualification Event, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of the Company or any member thereof, where subdivided into tiers, qualify as Tier 1 capital (or a substantially similar concept) under the capital guidelines of the Company’s Capital Regulator. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series C Preference Shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, dividend payable on, the Redemption Dates (other than any extension of the period during which an optional redemption may not be exercised by the Company) or currency of, the Series C Preference Shares, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Series C Preference Shares, or change the foregoing list of items that may not be so amended as part of such substitution or variation. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under this Certificate of Designations), but unpaid with respect to such holder’s securities.

(b) Prior to any substitution or variation, the Company shall be required to receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners of the Series C Preference Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for United States federal income tax purposes as a result of such substitution or variation and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such substitution or variation not occurred.

(c) Any substitution or variation of the Series C Preference Shares described above shall be made after notice is given to the holders of the Series C Preference Shares not less than 15 days nor more than 60 days prior to the date fixed for substitution or variation, as applicable.

SECTION 9. VOTING RIGHTS.

(a) GENERAL. The holders of Series C Preference Shares shall not have any voting rights except as set forth below or as otherwise from time to time required by law. On any item on which the holders of the Series C Preference Shares are entitled to vote, such holders shall be entitled to one vote for each Series C Preference Share held.

(b) RIGHT TO ELECT TWO DIRECTORS UPON NONPAYMENT EVENTS. If and whenever dividends in respect of any Series C Preference Shares shall have not been declared and paid for the equivalent of six or more Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the holders of Series C Preference Shares, voting together as a single class with the holders of any and all Voting Preference Shares then outstanding, shall be entitled to vote for the election of a total of two additional members of the Board of Directors (the “Preference Shares Directors”); provided that it shall be a qualification for election for any such Preference Shares Director that the election of any such directors shall not cause the Company to violate the corporate governance requirements of the U.S. Securities and Exchange Commission or the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Company may then be listed or quoted) that listed or quoted companies must have a majority of independent directors. The Company shall use its best efforts to increase the number of directors constituting the Board of Directors to the extent necessary to effectuate such right, and, if necessary, to amend the bye-laws. Each Preference Shares Director shall be added to an already existing class of directors.

In the event that the holders of the Series C Preference Shares, and any such other holders of Voting Preference Shares, shall be entitled to vote for the election of the Preference Shares Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special general meeting, or at any annual general meeting of shareholders, and thereafter at the annual general meeting of shareholders. At any time when such special voting power has vested in the holders of any of the Series C Preference Shares and any such other holders of Voting Preference Shares as described above, the chief executive officer of the Company shall, upon the written request of the holders of record of at least 10% of the Series C Preference Shares and Voting Preference Shares (taken together as a single class) then outstanding addressed to the secretary of the Company, call a special general meeting of the holders of the Series C Preference Shares and Voting Preference Shares for the purpose of electing directors. Such meeting shall be held at the earliest practicable date in such place as may be designated pursuant to the Bye-Laws (or if there be no designation, at the Company’s principal office in Bermuda). If such meeting shall not be called by the Company’s proper officers within 20 days after the Company’s secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to the Company’s secretary at the Company’s principal office, then the holders of record of at least 10% of the Series C Preference Shares and Voting Preference Shares (taken together as a single class) then outstanding may designate in writing one such holder to call such meeting at the Company’s expense, and such meeting may be called by such holder so designated upon the notice required for annual general meetings of shareholders and shall be held in Bermuda, unless the Company otherwise designates. Notwithstanding the foregoing, no such special general meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of shareholders.

At any annual or special general meeting at which the holders of the Series C Preference Shares and any such other holders of Voting Preference Shares shall be entitled to vote, voting together as a single class, for the election of the Preference Shares Directors following a Nonpayment Event, the presence, in person or by proxy, of the holders of 50% of such Series C Preference Shares and Voting Preference Shares (taken together as a single class) shall be required to constitute a quorum of the Series C Preference Shares and Voting Preference Shares (taken together as a single class) for the election of any director by the holders of the Series C Preference Shares and Voting Preference Shares (taken together as a single class). At any such meeting or adjournment thereof, the absence of a quorum of the Series C Preference Shares and Voting Preference Shares shall not prevent the election of directors other than those to be elected by the Series C Preference Shares and Voting Preference Shares, voting together as a single class, and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by the Series C Preference Shares and Voting Preference Shares, voting together as a single class.

The Preference Shares Directors so elected by the holders of the Series C Preference Shares and Voting Preference Shares shall continue in office (i) until their successors, if any, are elected by such holders or (ii) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of the Series C Preference Shares and Voting Preference Shares to vote as a class for directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of the Series C Preference Shares and Voting Preference Shares to vote together as a single class for directors as provided herein, the terms of office of the directors then in office so elected by the holders of the Series C Preference Shares and Voting Preference Shares shall terminate.

When dividends have been paid in full on the Series C Preference Shares for at least four consecutive Dividend Periods after a Nonpayment Event, then the holders of the Series C Preference Shares shall be divested of the right to elect the Preference Shares Directors (subject to revesting of such voting rights in the event of each subsequent Nonpayment Event pursuant to this Section 9) and the number of Dividend Periods in which dividends have not been declared and paid shall be reset to zero, and if and when the rights of holders of Voting Preference Shares to elect the Preference Shares Directors shall have ceased, the terms of office of all the Preference Shares Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly. For purposes of determining whether dividends have been paid for four consecutive Dividend Periods following a Nonpayment Event, the Company may take account of any dividend it elects to pay for such a Dividend Period after the Dividend Payment Date for the Dividend Payment Period has passed.

Any Preference Shares Director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under the Bye-Laws, of Series C Preference Shares and any other shares of Voting Preference Shares then outstanding (voting together as a single class) when they have the voting rights described above. Until the right of the holders of Series C Preference Shares and any Voting Preference Shares to elect the Preference Shares Directors shall cease, any vacancy in the office of a Preference Shares Director (other than prior to the initial election of Preference Shares Directors after a Nonpayment Event) may be filled by the written consent of the Preference Shares Director remaining in office, or if none remain in office, by a vote of the holders of record of a majority of the outstanding Series C Preference Shares and any other shares of Voting Preference Shares (voting together as a single class) when they have the voting rights described above. Any such vote of holders of Series C Preference Shares and Voting Preference Shares to remove, or to fill a vacancy in the office of, a Preference Shares Director may be taken only at a special meeting of such shareholders, called as provided above for an initial election of Preference Shares Directors after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of the Company, in which event such election shall be held at such next annual or special meeting of shareholders). The Preference Shares Directors shall each be entitled to one vote per director on any matter. Each Preference Shares Director elected at any special general meeting of shareholders of the Company or by written consent of the other Preference Shares Director shall hold office until the next annual general meeting of the shareholders of the Company if such office shall not have previously terminated as above provided.

(c) VARIATION OF RIGHTS. Other than as provided for in Section 8(a) herein (which permits certain variations without consent by the holders of the Series C Preference Shares), any or all of the special rights of the Series C Preference Shares may be altered or abrogated with the consent in writing of the holders of not less than three-quarters of the issued Series C Preference Shares or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Series C Preference Shares at a separate general meeting in accordance with Section 47(7) of the Companies Act. The necessary quorum requirements for the separate general meeting shall be two or more persons holding or representing by proxy more than fifty percent (50%) of the aggregate voting power of the Series C Preference Shares. The rights attaching to or the terms of issue of such shares or class of shares, as the case may be, shall not, unless otherwise expressly provided by the terms of issue of such shares, be deemed to be varied by the creation or issue of Parity Shares.

(d) CHANGES FOR CLARIFICATION. Without the consent of the holders of the Series C Preference Shares, so long as such action does not materially and adversely affect the special rights, preferences, privileges and voting powers, of the Series C Preference Shares taken as a whole, the Board of Directors of the Company may, by resolution, amend, alter, supplement or repeal any terms of the Series C Preference Shares:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series C Preference Shares that is not inconsistent with the provisions of this Certificate of Designations; provided that any such amendment, alteration, supplement or repeal of any terms of the Series C Preference Shares shall be deemed not to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series C Preference Shares, taken as a whole.

(e) CHANGES AFTER PROVISION FOR REDEMPTION. No vote or consent of the holders of Series C Preference Shares shall be required pursuant to Section 9(b), (c) or (d) above if, at or prior to the time when the act with respect to which such vote would otherwise be required pursuant to such Section shall be effected, all outstanding Series C Preference Shares shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for such redemption, in each case pursuant to Section 7 herein.

(f) PROCEDURES FOR VOTING AND CONSENTS. The rules and procedures for calling and conducting any meeting of the holders of Series C Preference Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Bye-Laws, applicable law and any national securities exchange or other trading facility on which the Series C Preference Shares is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the Series C Preference Shares and any Voting Preference Shares has been cast or given on any matter on which the holders of Series C Preference Shares are entitled to vote shall be determined by the Company by reference to the aggregate voting power, as determined by the Bye-Laws of the Company, of the shares voted or covered by the consent.

SECTION 10. RANKING. The Series C Preference Shares shall, with respect to the payment of dividends and distributions of assets upon liquidation, dissolution and winding-up, rank senior to Junior Shares, junior to any Senior Shares and pari passu with any Parity Shares of the Company, including those that the Company may issue from time to time in the future.

SECTION 11. RECORD HOLDERS. To the fullest extent permitted by applicable law, the Company and the transfer agent for the Series C Preference Shares may deem and treat the record holder of any Series C Preference Share as the true and lawful owner thereof for all purposes, and neither the Company nor such transfer agent shall be affected by any notice to the contrary.

SECTION 12. NOTICES. All notices or communications in respect of Series C Preference Shares shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, Bye-Laws or by applicable law. Notwithstanding the foregoing, if Series C Preference Shares or depositary shares representing an interest in Series C Preference Shares are issued in book-entry form through DTC, such notices may be given to the holders of the Series C Preference Shares in any manner permitted by DTC.

SECTION 13. NO PREEMPTIVE RIGHTS. No Series C Preference Share shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

SECTION 14. LIMITATIONS ON TRANSFER AND OWNERSHIP. The Series C Preference Shares shall be subject to the limitations on transfer and ownership contained in the Bye-laws.

SECTION 15. OTHER RIGHTS. The Series C Preference Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Bye-Laws or as provided by applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, ATHENE HOLDING LTD. has caused this certificate to be signed by Martin P. Klein, its Executive Vice President and Chief Financial Officer, as of this 11th day of June, 2020.

ATHENE HOLDING LTD.

By:	/s/ Martin P. Klein
Name: Martin P. Klein
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Certificate of Designations]